PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 31,	August 1,	July 31,	August 1,
	2011	2010	2011	2010
Net sales	$135,935	$112,251	$389,861	$315,518

Costs and expenses:

Cost of sales	(97,695)	(85,979)	(284,540)	(248,979)

Selling, general and administrative	(11,833)	(11,068)	(33,995)	(32,086)

Research and development	(3,527)	(3,427)	(11,238)	(10,983)

Consolidation, restructuring and related (charges) credits	-	(26)	-	4,810

Operating income	22,880	11,751	60,088	28,280

Debt extinguishment loss	(4,973)	-	(35,259)	-

Other income (expense), net	(390)	(1,234)	(2,019)	(5,870)

Income before income taxes	17,517	10,517	22,810	22,410

Income tax provision	(4,895)	(2,910)	(11,637)	(5,790)

Net income	12,622	7,607	11,173	16,620

Net (income) loss attributable to noncontrolling interests	(1,357)	84	(4,235)	(842)

Net income attributable to Photronics, Inc.	$11,265	$7,691	$6,938	$15,778

Earnings per share:
Basic	$0.19	$0.14	$0.12	$0.30

Diluted	$0.16	$0.13	$0.12	$0.29

Weighted average number of common shares
outstanding:
Basic	58,987	53,516	56,163	53,341

Diluted	76,744	66,280	57,724	65,689